Fourth Quarter 2024 Earnings Call February 26, 2025 Bluestone Gathering Lateral Pipeline DTMidstream NYSE: DTM

Safe Harbor Statement This presentation contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident" and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; industry changes, including the impact of consolidations, alternative energy sources, technological advances, infrastructure constraints and changes in competition; changes in global trade policies and tariffs; global supply chain disruptions; actions taken by third-party operators, producers, processors, transporters and gatherers; changes in expected production from Expand Energy and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; our ability to successfully and timely implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to finance, complete, or successfully integrate acquisitions; our ability to realize the anticipated benefits of the Midwest Pipeline Acquisition and our ability to manage the risks of the Midwest Pipeline Acquisition; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyber attacks on United States critical infrastructure; changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas; geologic and reservoir risks and considerations; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects; the impacts of geopolitical events, including the conflicts in Ukraine and the Middle East; labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to pipeline safety, climate change and greenhouse gas emissions; changes in laws and regulations or enforcement policies, including those relating to construction and operation of new interstate gas pipelines, ratemaking to which our pipelines may be subject, or other non-environmental laws and regulations; ability to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the success of our risk management strategies; the suspension, reduction or termination of our customers' obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 and our reports and registration statements filed from time to time with the SEC. The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled "Risk Factors" in our Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put undue reliance on any forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. DTMidstream 2

DTM Provides a Distinctive Investment Opportunity

Premium, high-quality, pure play natural gas attributes compared to peers

Leading Organic Growth
5-7% long-term Adjusted EBITDA growth rate
Self-funded and supported by ~$2.3B organic project backlog

Leading Portfolio Mix
~70% Pipeline segment
Pure play natural gas focus

Premier Geographic Presence
Top tier markets and basins
Positioned to benefit from rising LNG and power demand

Durable Contracting
~95% demand-based contracts[1]
Resilient cash flow with ~7-year average[2] contract tenor

Strong Balance Sheet
Investment grade rated by Fitch
Positive outlook by S&P and Moody's

Peer-leading Dividend and Adjusted EBITDA Growth

Dividend increasing 12% in 2025



Dividend CAGR
2021-2025E
8%
3%
DTM[3]
Gas-Focused Peers [4]
Adjusted EBITDA[5] CAGR
2021-2025E
10%
5%
DTM[3]
Gas-Focused Peers [4]

Increasing Pipeline Segment Contribution[6]



2021
Pipeline
55%
45%
Gathering
2025E
Pipeline
~70%
~30%
Gathering

1. Represents % of 2024 revenue contribution comprised of demand, MVC or flowing gas/proved developed producing reserves
2. Overall portfolio weighted average contract tenor as of 12/31/2024, includes new Midwest pipeline acquisition portfolio whose anchor customers have renewal rights and have historically renewed
3. DTM 2025 dividend based on annualized Q1 2025 Board-approved dividend ($0.82/share); DTM 2025E Adjusted EBITDA based on midpoint of 2025 guidance range
4. Peer average of gas focused peers (WMB, KMI, AM); 2025E values based on analyst estimate consensus
5. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix
6. Represents Q4 2021 and 2025 expected Pipeline and Gathering segment Adjusted EBITDA contributions

DT Midstream

3

2024 Year in Review Continuing our track record of distinctive growth Delivered strong growth and record financial results exceeding guidance Expanded FERC regulated natural gas pipeline network with $1.2 billion strategic bolt-on acquisition Continued expansion of Haynesville system with early in-service of LEAP Phase 3 expansion and Phase 4 FID Upgraded to Investment Grade with Fitch Ratings Zero OSHA recordable safety incidents Hartford Compressor Station - Midwest Gas Transmission 4

2024 Year in Review: Financial Results

Strong financial performance across all key metrics

Distinctive Growth & Shareholder Return

$969 million
2024 Adjusted EBITDA[1]

Exceeded guidance midpoint
~1.5% above original Adjusted EBITDA guidance midpoint

~88% 2024 Total Shareholder Return[2]

Durable Cash Flows and Balance Sheet

Two-thirds pipeline
Segment contribution[3]

Zero
Commodity or marketing exposure

>80% IG[4] customers
% 2024 total revenue

~$1 billion
2024 year-end liquidity

New Growth Investments

$1.5 billion
Total growth capital invested

$0.3 billion
Organic growth projects

$1.2 billion
Strategic Midwest pipeline acquisition


Angus Compressor Station – Viking Gas Transmission

DT Midstream

1. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix
2. Assumes dividend reinvestment
3. Represents percentage of fourth quarter 2024 Adjusted EBITDA
4. Investment grade

5

Delivering Distinctive and Predictable Growth Strong, durable growth with a proven track record since spin-off Historical Adjusted EBITDA1 (millions) +10% CAGR $730 $778 $841 $924 $969 2021 original guidance at spin-off 2021 2022 2023 2024 Relative Growth vs. Peers 2021-2024E Adjusted EBITDA CAGR2 10% 5% DTMidstream Peer average3 Well positioned assets and take-or-pay contract structures consistently deliver best-in-class results DTMidstream Gas-focused peers3 1. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix 2. DTM growth from 2021 original guidance at spin-off through 2024. 2024 Adjusted EBITDA based on analyst estimate consensus for peers 3. Peer average of US gas focused peers (WMB, KMI, AM) based on analyst estimate consensus 6

Full Year Financial Results

Solid growth in both segments despite challenged natural gas market

Adjusted EBITDA[1]

(millions)



+5%
$924
$969
$581
$621
$343
$348
2023
2024
Pipeline
Gathering
Year-over-Year Growth
~7%
~2%

Pipeline

- New LEAP expansions, higher revenue from W10 storage

Gathering

- Higher volumes on Appalachia Gathering System and Ohio Utica Gathering, offset by production deferrals for key Haynesville customer

1. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix

DT Midstream 7

2025 Outlook Leveraging our expanded footprint to drive organic, high-quality growth Strong Financial Performance 18% increase1 in 2025 Adjusted EBITDA2 guidance range: $1.095 -$1.155 billion Increasing dividend by 12% On track to reach investment grade with S+P and Moody's Increasing organic project backlog to $2.3 billion, supporting our long-term 5-7% Adjusted EBITDA growth rate Continued Commercial Execution Executing two new power generation opportunities Deploying $400 -$460 million of organic growth capital in 2025 Improving Leading Portfolio Mix Successfully completing integration of Midwest Pipeline Acquisition Growing Pipeline segment to ~70% of 2025E Adjusted EBITDA Strong fundamentals supporting portfolio growth DTMidstream 1. Represents percentage increase over 2024 original guidance 2. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix 8

Continuing Our Track Record of Distinctive Growth Maintaining long-term Adjusted EBITDA organic growth target of 5-7% on higher base Adjusted EBITDA1 (millions) +18% $930 - $980 2024 Original Guidance +6% $1,095 - $1,155 2025 guidance $1,155 - $1,225 2026 early outlook 5-7% long-term growth rate Differentiated growth drivers Long-term growth rate fully achievable via $2.3 billion organic project backlog Growth funded with free cash flow Ability to leverage connections to growing LNG export markets Assets well positioned to serve incremental power demand Investments backed by long-term contracts No commodity or marketing exposure DTMidstream 1. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix 9

Increasing Dividend by 12% Leading dividend growth supported by growing Adjusted EBITDA Annualized dividend (per share) 2.40 2021 actual 2.56 2022 actual 2.76 2023 actual 2.94 2024 actual 3.28 20251 8% CAGR +12% Financial policy is to provide a growing and durable dividend Plan to continue to grow dividend 5-7% annually, in-line with Adjusted EBITDA2 Maintain a dividend coverage ratio3 above our 2.0x floor DTMidstream 1. Annualized Q1 2025 board approved dividend ($0.82/share) 2. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix 3. The dividend coverage ratio represents Distributable Cash Flow divided by annualized approved quarterly dividend. Definition and reconciliation of Distributable Cash Flow (non-GAAP) to net income included in the appendix 10

On Track to Reach Investment Grade Positive reaction from rating agencies to recently completed acquisition Debt maturity profile (billions) Long-term debt Utilized revolver balance1 Unutilized revolver capacity Weighted average maturity of ~7 years 2024 2025 2026 2027 2028 $1.10 $1.00 $0.83 $0.17 2029 2030 $1.00 2031 $0.60 2032 2033 $0.65 2034 Investment grade Fitch BBB- long-term issuer default rating Positive outlook Moody's and S+P 3.1x / 3.9x Forecasted 2025 year-end on-balance sheet / proportional leverage DTMidstream 1. As of 12/31/2024 11

Capital Project Backlog Opportunities Expand to ~$2.3 billion

Funded within free cash flow and drives our 5-7% long-term growth

Pipeline

Project	Contribution	Status
LEAP phase 4 expansion	1H 2026	Under construction
Stonewall expansion	1H 2026	Under construction
Midwestern Gas Transmission power plant lateral	Q1 2026	Under construction
Stonewall/Appalachia Gathering power plant lateral	2028	Precedent agreement
NEXUS interconnections / laterals	2026-30	Pre-FID[1]
Interstate pipelines expansions	2026-30	Pre-FID
Haynesville System (LEAP) expansions	2028-30	Pre-FID
Storage development/expansion	2028-30	Pre-FID
Interstate pipelines power plant laterals	2028-30	Pre-FID
Modernization of interstate assets	2028-30	Pre-FID

Gathering

Project	Contribution	Status
Tioga Gathering expansion	Q2 2025	Under construction
Blue Union Gathering well pad expansion	Q2 2025	Under construction
Appalachia Gathering System expansion - phase 3	Q2 2025	Under construction
Clean fuels gathering	2025-26	Under construction
Blue Union Gathering well pad expansions & buildout	2026-28	Pre-FID
Ohio Utica Gathering buildout	2025-28	Pre-FID
Tioga Gathering buildout	2026-28	Pre-FID
Appalachia Gathering System expansions	2027-30	Pre-FID

Energy Transition

Project	Contribution	Status
Louisiana CCS phase 1	1H 2027	Pre-FID
Louisiana CCS phase 2	2028	Pre-FID

Highly Probable Capital Project Opportunities ~$2.3 billion

2025 – 2029E Capex by Project Type


Pipeline 70%
Gathering 20%
Energy Transition 10%

Fully Supports 5 – 7% Long-Term Organic Growth Rate

1. Final investment decision

12

New Project on Midwestern to Serve Utility Power Plant

Construction underway on new pipeline project serving utility power generation


Construction In Progress
MIDWESTERN GAS TRANSMISSION
GUARDIAN P/L
VECTOR P/L
VECTOR
Illinois
Indiana
Ohio
Midwestern Gas Transmission
AES Indiana Petersburg Generating Station
Kentucky
Missouri
Tennessee

Midwestern Gas Transmission project serving utility power generation

- New lateral will serve AES Indiana's ~1GW gas-fired power plant
- Project will be constructed under FERC blanket authorization
- 300 MMcf/d of lateral capacity supported by existing upstream firm service on Midwestern
- In-service expected Q1 2026

DT Midstream
13

New Agreement Executed for 2,060 MW Power Plant in Appalachia Precedent agreement to serve utility scale, gas-fired generation, subject to plant FID NEXUS Pipeline Ohio West Virginia Pennsylvania West Virginia Appalachia Gathering System Mountain Valley Pipeline Combined Cycle Power Plant Stonewall Gas Gathering Columbia TCO Precedent Agreement - Development Dependent on Power Plant Reaching FID1 New project to serve a combined cycle power plant in West Virginia, subject to power plant reaching FID1 Customer is an experienced power generation developer and operator 2,060 MW combined cycle power plant 375 MMcf/d of firm capacity on DTM's gathering system under a 20-year, take-or-pay contract Pipeline in-service expected by year-end 2028 1. Final investment decision. Power plant FID expected in 2026 DTMidstream 14

Growth Investment Projects in Progress

Continue to advance and deliver on organic growth investments

	Project[1]	Expected in-service dates
Pipeline	Haynesville LEAP expansion – Phase 4	1H 2026
	Stonewall to Mountain Valley Pipeline (MVP) expansion	1H 2026
	Midwestern Gas Transmission power plant lateral	Q1 2026
Gathering	Appalachia Tioga Gathering expansion	Q2 2025
	Appalachia Gathering System expansion – Phase 3	Q2 2025 – 1H 2026
	Haynesville Blue Union Gathering well pad expansion	Q2 2025
	Haynesville Blue Union Gathering new producer expansions	Q2 2025
	Clean Fuels Gathering	2H 2025

In progress project updates

- Midwestern Gas Transmission lateral serving utility power plant
- All growth investments on track and on budget

DT Midstream

1. All projects listed have reached a final investment decision

15

2025 Capital Plan is Largely Committed and 2026 is Advancing Self-funding organic growth projects from $2.3 billion capital backlog Organic, demand-driven, capital investments Total committed investments of ~$420 million over 2025/2026 Advancing projects towards final investment decisions to utilize 2026 free cash flow $2.3 billion organic growth backlog supports 2025 and 2026 capital plans Growth capex (millions) Committed Pre-FID $301 2024 actuals1 $400 - $460 ~$360 2025 guidance ~$60 2026 1. 2024 growth capex reflects total DT Midstream capital spend of $320 million less cash contributions from customers of $19 million DTMidstream 16

Expanded Pure Play Natural Gas Pipeline Network Additional scale from acquisition provides new regional footprint and growth opportunities Completed the acquisition of three FERC-regulated, demand-pull interstate pipeline systems1 on December 31, 2024 Onboarded full team supporting the assets Advancing organic expansion, modernization and commercial synergy opportunities across new footprint Interconnected pipeline network connects world-class basins to high-quality markets Over 2,200 miles of FERC-regulated interstate pipelines that have interconnections with multiple interstate pipelines and utilities 700 miles of intrastate and over 800 miles of gathering pipelines 94 Bcf of gas storage capacity providing critical balancing and reliability for customers Manitoba, Canada North Dakota South Dakota Nebraska Haynesville Shale Hanesville System Texas Louisiana Minnesota Viking Gas Transmission Iowa Missouri Arkansas Wisconsin Guardian Pipeline Illinois Michigan System Michigan Vector Pipeline Indiana Midwestern Gas Transmission Kentucky Tennessee Washington 10 Storage Complex Generation Pipeline NEXUS Gas Transmission Pipeline Ohio Ohio Utica Gathering System Appalachia Gathering System West Virginia Stonewall Gas Gathering Lateral Pipeline Virginia North Carolina South Carolina UTICA SHALE Tioga Gathering System Pennsylvania MARCELLUS SHALE Maryland Susquehanna Gathering System Bluestone Gathering Lateral Pipeline Birdsboro Pipeline Maryland Ontario, Canada Quebec, Canada New York New Jersey DTM PIPELINE NETWORK STORAGE ASSETS THIRD-PARTY LNG TERMINAL 1. Acquired pipelines were Viking Gas Transmission, Guardian Pipeline, and Midwestern Gas Transmission DTMidstream 17

Leading Market Position to Serve Growing LNG Export Demand DTM's Haynesville System offers superior connectivity for basin supply and LNG market access Haynesville Supply Forecast (Bcf/d)1 +11 Bcf/d 25 20 15 10 5 0 2024 2025 2026 2027 2028 2029 2030 2031 2032 3033 2034 2035 DTM's Haynesville System Direct LNG Market Connections (Bcf/d)1 +12 Bcf/d 25 20 15 10 5 0 2024 2025 2026 2027 2028 2029 2030 2031 2032 3033 2034 Sabine Pass Cameron Calcasieu Pass Plaquemines Golden Pass Porth Arthur Carthage Hub Texas Gillis Hub Sabine Pass LNG Golden Pass LNG Port Arthur Delfin LNG CP2 Calcasieu Pass Commonwealth LNG Lake Charles LNG Magnolia LNG Driftwood LNG Cameron LNG Henry Hub Plaquemines Louisiana DTM Haynesville System DTM Treating Plants LNG Facilities Operational Under Construction Pre-FID Third Party Pipelines ANR Cameron Columbia Gulf Creole Trail TETCO Tenn Gas Transco Venture Global Targa Existing LEAP Interconnect Transco Cameron Creole Trail Texas Eastern Targa TC Energy Gillis Access Capacity (Bcf/d) 0.5 0.25 1.0 0.75 0.1 1.0 LNG terminal / market Industrial / LNG corridor Cameron LNG Sabine Pass LNG Calcasieu Pass LNG Industrial Industrial / LNG corridor Total 3.6 Bcg/d 1. Source: Wood Mackenzie North America Gas Investment Horizon Outlook - November 2024 DTMidstream 18

Strategically Located Assets to Serve Power Demand Growth Well-positioned portfolio to capture future growth in utility, grid-connected power demand Forecasted Total Annual Power Demand (TWh)1 MISO^2 +16% 665 2024 772 2030 PJM^3 +18% 800 2024 942 2030 Forecasted Gas Power Demand - MISO & PJM (TWh)1 +22% 557 2024 679 2030 Manitoba Ontario North Dakota South Dakota Nebraska Minnesota Iowa Missouri Michigan Wisconsin Illinois Michigan Indiana Kentucky Tennessee Ohio West Virginia Virginia North Carolina New York Pennsylvania DTM PIPELINE NETWORK OPERATING COAL POWER PLANTS >50 YEARS OLD 30 TO 50 YEARS OLD <30 YEARS OLD MISO MARKET PJM MARKET DTM STORAGE ASSETS 1. Source: S+P Global Commodity Insights North American Power Market Outlook, December 2024 2. Midcontinent Independent System Operator, Inc. 3. PJM Interconnection LLC DTMidstream 19

Advancing Discussions for Data Center Projects Proximal to Our Assets Well-positioned in key geographies for behind-the-meter data center projects Data center commercial discussions and inbounds remain active and progressing Developments primarily located in DTM's northern footprint Majority of projects involve lateral builds off mainline Expecting 18 months to 2-year development timeline post-commercialization Key interstate pipeline utility customers have announced several new data center projects in their service territories Manitoba Ontario North Dakota South Dakota Texas Louisiana Minnesota Iowa Missouri Michigan Wisconsin Illinois Michigan Indiana Kentucky Tennessee Ohio West Virginia Virginia New York Pennsylvania DTM PIPELINE NETWORK DATA CENTERS DTM STORAGE ASSETS DTMidstream Source: S+P Global Market Intelligence 20

2025/2026 Guidance Summary (millions, except EPS) 2025 Adjusted EBITDA1 2025 Operating Earnings2 2025 Operating EPS2 2025 Distributable Cash Flow3 2025 Capital Expenditures4 Growth Capital Maintenance Capital 2026 Adjusted EBITDA (early outlook) Guidance $1,095 - $1,155 $415 - $455 $4.05 - $4.45 $740 - $800 $470 - $550 $400 - $460 $70 - $90 $1,155 - $1,225 1. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix 2. Definition and reconciliation of Operating Earnings and Operating Earnings per Share (non-GAAP) to reported earnings included in this appendix; EPS calculation based on average share count of approximately 98 million shares outstanding - diluted 3. Definition and reconciliation of Distributable Cash Flow (non-GAAP) to net income included in the appendix 4. Includes contribution to equity method investees DTMidstream 21

Appendix DTMidstream 22

2025 Growth Capex Higher organic growth capex driven by increased project backlog; Fully funded with free cash flow Growth capex (millions) ~$310 2025 Committed growth capex (Q3 2024 disclosure) ~$50 Deferral from 2024 to 2025 $40 - $100 Highly probable (pre-FID projects) $400 - $460 Current 2025 guidance Organic growth capex driven by strong market environment and new asset platform New pipeline projects serving power demand Highly probable projects expected to reach final investment decision later this year DTMidstream 23

Diversified Asset Base Anchored by Strong Pipeline Segment Highest natural gas pipeline asset contribution in sector1, and expected to grow to ~70% in 2025 2024 Business Mix (% of total 2024 Adjusted EBITDA2 - excludes newly acquired Midwest pipeline assets) Millennium 12% NEXUS 10% Stonewall 9% Bluestone 6% W10 Storage 6% Vector 5% Michigan 1% Birdsboro <1% Blue Union 14% AGS 11% Susquehanna 10% OH Utica 1% Tioga <1% LEAP 14% Gathering 36% Pipeline 64% Gathering assets integrate with pipelines Highly contracted asset portfolio supports stable cash flows Pipeline assets contracted long-term with take-or-pay contracts Gathering assets contracted long-term significant minimum volume commitments (MVCs) Acreage dedications Rate escalators tied to inflation 1. Compared to US-based midstream peers (AM, EPD, ET, KMI, MPLX, OKE, TRGP, WES, WMB) 2. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in this appendix DTMidstream 24

High Quality Cash Flows and Diversified Customer Base Cash flows are underpinned by take-or-pay contracts and high credit quality customers Total Revenue Contribution (% of 2024 contribution1) ~95% Demand / MVC or flowing gas2 Customer Credit (% of 2024 contribution) ~81% Investment grade Non-investment grade with credit support 1. Reflects non-GAAP financial metric based on total revenue contribution of company assets, including DTM's proportionate interest in joint ventures 2. Flowing gas represents proved developed producing reserves (PDPs) DTMidstream 25

LEAP Phase 4 expansion will increase capacity to 2.1 Bcf/d

Haynesville System to provide additional 0.2 Bcf/d of wellhead to Gulf Coast markets access

Capital efficient, lower-risk expansion provides timely access to coming LNG demand

- Project will provide ~0.2 Bcf/d incremental LEAP capacity, increasing capacity from 1.9 Bcf/d to 2.1 Bcf/d
- Project entails incremental compression and looping
- Expansion is underpinned by new long-term, demand-based contracts with two new LEAP customers
- Project expected to be in-service 1H 2026

Continuing discussions for additional expansions

- LEAP can be further expanded to serve growing Gulf Coast LNG and industrial corridor demand

Haynesville System offers leading wellhead-to-water connectivity



DTM assets
DTM treating plants
Electric compression
Acreage dedication
LNG facilities
Operational
Under development
LEAP Phase 4 Expansion +200 MMcf/d
LEAP capacity (Bcf/d)
In-service
Original 1.0
Phase 1 expansion 0.3 Aug. 2023
Phase 2 expansion 0.4 Jan. 2024
Phase 3 expansion 0.2 Jun. 2024
Phase 4 expansion 0.2 1H 2026
Total 2.1
Expansion potential ~4
Texas
Gillis Hub
LNG Corridor
Driftwood LNG
Lake Charles LNG
Cameron LNG
Port Arthur
Sabine Pass LNG
CP2
Henry Hub
Golden Pass LNG
Calcasieu Pass
Plaquemines
Delfin LNG

DT Midstream

26

Louisiana Carbon Capture and Sequestration

Awaiting Class VI application review by State of Louisiana

Project timeline

Capital deployment

2024
- ✓ Class V test well permit approved
- ✓ Drilled Class V test well
- ✓ Evaluated Class V test well results
- ✓ LA DENR Class VI permit requirements

1H 2025
- LA DENR Class VI application review — *Current stage*

2H 2025
- Final investment decision
- Expected Class VI well permit approval

1H 2027
- ★ Expected Phase 1 project in-service

Minimizing capital spend until we reach a final investment decision

Methodical project development approach

Disciplined storage site selection and stakeholder engagement

- ✓ Proximity to CO_2 source and favorable sequestration geology
- ✓ Early engagement of local community and Louisiana (LA) DENR[1] on key development activities

Continued progress toward FID with successful Class V test well

- ✓ Validated formation structure and completed injectivity tests
- ✓ Secured key storage rights
- ✓ Third party expert analysis of Class V test well completed; confirming formation suitability
- ✓ Received Class VI well permit requirements from LA DENR

Leveraging over 50 years of storage and pipeline development and operations experience

1. Louisiana Department of Energy and Natural Resources

DT Midstream 27

Strong US Demand and Production Fundamentals Growing demand expected to support increased Haynesville and Appalachia production U.S. Natural Gas Demand Forecast (bcf/d) Residential Commercial Industrial Power Vehicle & Fuel LNG Export Mexican Exports +17 bcf/d 108 7 13 8 36 23 9 12 2024 125 9 33 24 9 13 2030 Production Forecast - DTM Basins (bcf/d) Haynesville Appalachia +12 bcf/d 47 14 33 2024 59 19 39 2030 Sources: S+P Global Commodity Insights, and Wood Mackenzie North America Gas Investment Horizon Outlook - November 2024 DTMidstream 28

Full-Year Financial Results (millions, except EPS) Adjusted EBITDA1 Pipeline segment Gathering segment Operating Earnings2 Operating EPS2 Distributable Cash Flow3 Growth Capital4 Maintenance Capital 2023 $924 $581 $343 $384 $3.94 $700 $6775 $29 2024 $969 $621 $348 $375 $3.81 $727 $1,5016 $30 Change 5% 7% 2% (2%) (3%) 4% 3% 1. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in this appendix 2. Definition and reconciliation of Operating Earnings and Operating Earnings per Share (non-GAAP) to reported earnings included in the appendix; EPS calculation based on average share count of approximately 98 million shares outstanding - diluted 3. Definition and reconciliation of Distributable Cash Flow (non-GAAP) to net income included in this appendix 4. Includes contribution to equity method investees. 5. Growth capital reflects total DT Midstream capital spend of $750 million less cash contributions from customers of $73 million 6. 2024 growth capital reflects total DT Midstream capital spend of $320 million less cash contributions from customers of $19 million plus $1.2 billion related to the Midwest Pipeline Acquisition DTMidstream 29

Operating EPS2 Quarterly Financial Results Three months ended (millions, except EPS) Adjusted EBITDA1 Pipeline segment Gathering segment Operating Earnings2 Distributable Cash Flow3 Growth Capital4 Maintenance Capital December 31, 2024 $235 $156 $79 $94 $0.94 $133 $1,277 $13 September 30, 2024 $241 $156 $85 $88 $0.90 $207 $80 $4 Key drivers Increased planned maintenance Cash interest payment on debt Includes $1.2B Midwest Pipeline Acquisition 1. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in this appendix 2. Definition and reconciliation of Operating Earnings and Operating Earnings per Share (non-GAAP) to reported earnings included in this appendix; EPS calculation based on average share count of approximately 100 million shares outstanding - diluted on December 31, 2024, and 98 million on September 30, 2024 3. Definition and reconciliation of Distributable Cash Flow (non-GAAP) included in this appendix 4. Includes contribution to equity method investees DTMidstream 30

Fourth Quarter 2024 Financial Results Adjusted EBITDA1 (millions) xx segment % of total $241 $156 $85 Q3 2024 Pipeline 65% 35% $235 $156 $79 Q4 2024 66% 34% Pipeline2 Transaction costs related to the Midwest Pipeline Acquisition Gathering Increased maintenance activity and lower Haynesville volumes 1. Definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income included in the appendix 2. The terminology and asset categorization used here are for accounting purposes only and do not reflect on the jurisdictional status of any particular asset DTMidstream 31

Gathering Volume Summary Activity deferrals and outage activity in Q4 2024 Haynesville throughput (bcf/d) Blue Union Gathering 1.56 Q4 2023 1.52 Q1 2024 1.50 Q2 2024 1.51 Q3 2024 1.42 Q4 2024 Northeast throughput (bcf/d) Appalachia Gathering Susquehanna Gathering Tioga Gathering Ohio Utica Gathering 1.53 Q4 2023 1.54 Q1 2024 1.43 Q2 2024 1.37 Q3 2024 1.37 Q4 2024 Q1 2025 Haynesville throughput averaging ~1.6 Bcf/d through mid-February DTMidstream 32

Joint Venture Debt Details Annual debt paydown at Millennium and Vector ($ values in millions) DTM proportionate share End of year debt balances Asset (DTM ownership %) NEXUS Pipeline (50%) Millennium Pipeline (52.5%) 2024 Issuance Prior Issuance Total Millennium Vector Pipeline (40%) 2024 $371 $129 $420 $549 $29 2025 $371 $114 $420 $534 $26 2026 $371 $99 $420 $519 $25 Interest expense 2024 $21 $11 $7 $18 $2 2025 $21 $9 $25 $34 $2 2026 $21 $7 $25 $32 $2 Weighted average interest rate1 5.66% 5.83% 5.88% 5.77% Maturity Bullets, 2028 through 2035 Fully amortized by 2032 Bullets, 2029 through 2036 Fully amortized by 2034 1. Weighted average interest rate as of December 31, 2024 DTMidstream 33

Non-GAAP Definitions Adjusted EBITDA and Distributable Cash Flow (DCF) are non-GAAP measures Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and loss from financing activities, further adjusted to include our proportional share of net income from our equity method investees (excluding interest, taxes, depreciation and amortization), and to exclude certain items we consider non-routine. We believe Adjusted EBITDA is useful to us and external users of our financial statements in understanding our operating results and the ongoing performance of our underlying business because it allows our management and investors to have a better understanding of our actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in our industry to evaluate a company's operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. We use Adjusted EBITDA to assess our performance by reportable segment and as a basis for strategic planning and forecasting. Distributable Cash Flow (DCF) is calculated by deducting earnings from equity method investees, depreciation and amortization attributable to noncontrolling interests, cash interest expense, maintenance capital investment (as defined below), and cash taxes from, and adding interest expense, income tax expense, depreciation and amortization, certain items we consider non-routine and dividends and distributions from equity method investees to, Net Income Attributable to DT Midstream. Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings. We believe DCF is a meaningful performance measurement because it is useful to us and external users of our financial statements in estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and making maintenance capital investments, which could be used for discretionary purposes such as common stock dividends, retirement of debt or expansion capital expenditures. Adjusted EBITDA and DCF are not measures calculated in accordance with GAAP and should be viewed as a supplement to and not a substitute for the results of operations presented in accordance with GAAP. There are significant limitations to using Adjusted EBITDA and DCF as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA and DCF exclude some, but not all, items that affect net income and are defined differently by different companies in our industry, Adjusted EBITDA and DCF do not intend to represent net income attributable to DT Midstream, the most comparable GAAP measure, as an indicator of operating performance and are not necessarily comparable to similarly titled measures reported by other companies. Reconciliation of net income attributable to DT Midstream to Adjusted EBITDA or DCF as projected for full-year 2024 or 2025 is not provided. We do not forecast net income as we cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, management is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, we are not able to provide a corresponding GAAP equivalent for Adjusted EBITDA or DCF. DTMidstream 34

Non-GAAP Definitions Operating Earnings and Operating Earnings per share are non-GAAP measures Use of Operating Earnings Information - Operating Earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. DT Midstream management believes that Operating Earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses Operating Earnings as the primary performance measurement for external communications with analysts and investors. Internally, DT Midstream uses Operating Earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DT Midstream provides guidance for future period Operating Earnings. It is likely that certain items that impact the company's future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items (i.e., future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. DTMidstream 35

Non-GAAP Reconciliations Reconciliation of Reported to Operating Earnings - DT Midstream Consolidated Three Months Ended December 31, 2024 September 30, 2024 Reported Earnings Pre-tax Adjustments Income Taxes(1) Operating Earnings Reported Earnings Pre-tax Adjustments Income Taxes(1) Operating Earnings (millions) Midwest Pipeline Acquisition Tax Impact Louisiana Tax Import Bridge Facility Net Income Attributable to DT Midstream $73 $ - - 4 $4 C $22 (4) (1) $17 A B $94 $88 $- - - $ - - - - - $88 Year Ended December 31, 2024 December 31, 2023 Reported Earnings Pre-tax Adjustments Income Taxes(1) Operating Earnings Reported Earnings Pre-tax Adjustments Income Taxes(1) Operating Earnings (millions) Midwest Pipeline Acquisition Tax Impact Louisiana Tax Import Bridge Facility Net Income Attributable to DT Midstream $354 $ - - C 4 $4 $22 (4) (1) $17 A B $375 $384 $ - - - $ - $ - - - $ - $384 (1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments Adjustments Key A State tax rate increase impact to deferred income tax expense due to Midwest Pipeline Acquisition B State tax rate reductions impact to deferred income tax expense due to enacted tax legislation C Bridge Facility interest expense related to funding Midwest Pipeline Acquisition DTMidstream 36

Non-GAAP Reconciliations Reconciliation of Reported to Operating Earnings per diluted share(2) - DT Midstream Consolidated Three Months Ended December 31, 2024 September 30, 2024 Reported Earnings Pre-tax Adjustments Income Taxes(1) Operating Earnings Reported Earnings Pre-tax Adjustments Income Taxes(1) Operating Earnings (per share) Midwest Pipeline Acquisition Tax Impact Louisiana Tax Import Bridge Facility Net Income Attributable to DT Midstream $0.73 $ - - 0.04 $0.04 C $0.22 (0.04) (0.01) $0.17 A B $0.94 $0.90 $ - - - $ - $ - - - $ - $0.90 Year Ended December 31, 2024 December 31, 2023 Reported Earnings Pre-tax Adjustments Income Taxes(1) Operating Earnings Reported Earnings Pre-tax Adjustments Income Taxes(1) Operating Earnings (per share) Midwest Pipeline Acquisition Tax Impact Louisiana Tax Import Bridge Facility Net Income Attributable to DT Midstream $3.60 $ - - 0.04 $0.04 C $0.22 (0.04) (0.01) $0.17 A B $3.81 $3.94 $ - - - $ - $ - - - $ - $3.94 (1) Excluding tax related adjustments, the amount of income taxes calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments (2) Per share amounts are divided by Weighted Average Common Shares Outstanding - Diluted, as noted on the Consolidated Statements of Operations Adjustments Key A State tax rate increase impact to deferred income tax expense due to Midwest Pipeline Acquisition B State tax rate reductions impact to deferred income tax expense due to enacted tax legislation C Bridge Facility interest expense related to funding Midwest Pipeline Acquisition DTMidstream 37

Non-GAAP Reconciliations

Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA

	Three Months Ended		Year Ended	
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Consolidated		*(millions)*		
Net Income Attributable to DT Midstream	$ **73**	$ 88	$ **354**	$ 384
Plus: Interest expense	**36**	38	**153**	150
Plus: Income tax expense	**43**	30	**137**	104
Plus: Depreciation and amortization	**53**	53	**209**	182
Plus: Loss from financing activities	**1**	4	**5**	—
Plus: EBITDA from equity method investees [(1)]	**72**	70	**284**	286
Less: Interest income	**(5)**	(1)	**(7)**	(1)
Less: Earnings from equity method investees	**(37)**	(40)	**(162)**	(177)
Less: Depreciation and amortization attributable to noncontrolling interests	**(1)**	(1)	**(4)**	(4)
Adjusted EBITDA	$ **235**	$ 241	$ **969**	$ 924

(1) Includes share of our equity method investees' earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA." A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:

	Three Months Ended		Year Ended	
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
		(millions)		
Earnings from equity method investees	$ **37**	$ 40	$ **162**	$ 177
Plus: Depreciation and amortization attributable to equity method investees	**21**	20	**82**	82
Plus: Interest expense attributable to equity method investees	**14**	10	**40**	27
EBITDA from equity method investees	$ **72**	$ 70	$ **284**	$ 286

DT Midstream

38

Non-GAAP Reconciliations

Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA Pipeline Segment

	Three Months Ended		Year Ended	
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Pipeline		*(millions)*		
Net Income Attributable to DT Midstream	$ **60**	$ 71	$ **276**	$ 278
Plus: Interest expense	**10**	12	**47**	55
Plus: Income tax expense	**35**	24	**107**	75
Plus: Depreciation and amortization	**19**	18	**74**	69
Plus: Loss from financing activities	**1**	2	**3**	—
Plus: EBITDA from equity method investees (1)	**72**	70	**284**	286
Less: Interest income	**(3)**	—	**(4)**	(1)
Less: Earnings from equity method investees	**(37)**	(40)	**(162)**	(177)
Less: Depreciation and amortization attributable to noncontrolling interests	**(1)**	(1)	**(4)**	(4)
Adjusted EBITDA	$ **156**	$ 156	$ **621**	$ 581

(1) Includes share of our equity method investees' earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA." A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:

	Three Months Ended		Year Ended	
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
		(millions)		
Earnings from equity method investees	$ **37**	$ 40	$ **162**	$ 177
Plus: Depreciation and amortization attributable to equity method investees	**21**	20	**82**	82
Plus: Interest expense attributable to equity method investees	**14**	10	**40**	27
EBITDA from equity method investees	$ **72**	$ 70	$ **284**	$ 286

DT Midstream

39

Non-GAAP Reconciliations Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA Gathering Segment Three Months Ended Year Ended December 31, 2024 September 30, 2024 December 31, 2024 December 31, 2023 (millions) Gathering Net Income Attributable to DT Midstream Plus: Interest expense Plus: Income tax expense Plus: Depreciation and amortization Plus: Loss from financing activities Plus: EBITDA from equity method investees(1) Less: Interest income Adjusted EBITDA $13 26 8 34 - (2) $79 $17 26 6 35 2 (1) $85 $78 106 30 135 2 (3) $348 $106 95 29 113 - - $343 DTMidstream 40

Non-GAAP Reconciliations Reconciliation of Net Income Attributable to DT Midstream to Distributable Cash Flow Three Months Ended Year Ended December 31, 2024 September 30, 2024 December 31, 2024 December 31, 2023 (millions) Consolidated Net Income Attributable to DT Midstream Plus: Interest expense Plus: Income tax expense Plus: Depreciation and amortization Plus: Loss from financing activities Plus: Adjustments for non-routine items(1) Less: Earnings from equity method investees Less: Depreciation and amortization attributable to noncontrolling interests Plus: Dividends and distributions from equity method investees Less: Cash taxes Less: Maintenance capital investment(2) Distributable Cash Flow $73 36 43 53 1 - (37) (1) 43 (60) (5) (13) $133 $88 38 30 53 4 (416) (40) (1) 465 (6) (4) (4) $207 $354 153 137 209 5 (416) (162) (4) 633 (140) (12) (30) $727 $384 150 104 182 - (371) (177) (4) 623 (140) (22) (29) $700 (1) Distributable Cash Flow calculations excluded certain items we consider non-routine. For the year ended December 31, 2024, adjustments for non-routine items included the $416 million Millennium financing distribution. For the year ended December 31, 2023, adjustments for non-routine items included the $371 million NEXUS financing distribution. (2) Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings. DTMidstream 41